BAKER TILLY

                                                       2  Bloomsbury Street
                                                       London
                                                       WC1B  3ST
                                                       Tel:  020  7413  5100
                                                       Fax:  020  7413  5101
                                                       DX:1040  London/Chancery
                                                       www.bakertilly.co.uk
                                                       --------------------


We have read and agree with the disclosure made by Private Trading Systems, Inc. in Item 14(a) of its Registration Statement on Form 10 as filed with the United States Securities and Exchange Commission on February 6, 2006.


Registered  Auditor
Chartered  Accountants
2  Bloomsbury  Street
London  WC1B  3ST
United  Kingdom
February 6, 2006